                                                                 Exhibit 99.1

                         Certification of CEO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                     Section 906 of the Sarbanes-Oxley Act of 2002


       In connection with the Annual Report of Kensington Bankshares, Inc.
(the "Company") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on March 31, 2003 (the "Report"), Gerald K. Archibald, as Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                               /s/ Gerald K. Archibald
                                              _________________________
                                                   Gerald K. Archibald
                                                   Chief Executive Officer
                                                   March 28, 2003